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                                                                   EXHIBIT 99.2



                      [DIGITAL SYSTEMS INTERNATIONAL logo]



FOR IMMEDIATE RELEASE                        CONTACT:
                                             JOHN J. FLAVIO
                                             SR. VICE PRESIDENT & CFO
                                             (206) 556-8088
                                             JOHNFL@DGTL.COM



         DIGITAL SYSTEMS INTERNATIONAL SHAREHOLDERS APPROVE MERGER WITH
                              VIEWSTAR CORPORATION



REDMOND, Wash. December 23, 1996. Digital Systems International, Inc. ("Digital") (NASDAQ:DGTL) a global leader in call center solutions, announced that at a special meeting held Friday, December 20th, the shareholders of the Corporation approved the issuance of shares of Digital common stock to shareholders of ViewStar Corporation ("ViewStar"), a market leader in enterprise business process applications. A majority of ViewStar shareholders had previously approved the merger by written consent. The Digital shareholder approval will permit Digital to complete its merger with ViewStar, which it anticipates doing on or about December 24, 1996.

The company had previously announced plans to sell up to 300,000 additional shares of Digital common stock, if necessary, in order to complete the merger. The company announced today, however, that it will not be necessary to sell the additional shares and the registration statement for the shares will be withdrawn.




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         Digital Systems International, Inc. - 6464 185th Avenue N.E. -
                    Redmond, WA 98052-5032 - (206) 881-7544